UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

INNOLOG HOLDINGS CORPORATION

(Exact name of Registrant as specified in charter)

Nevada	005-85825	68-0482472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

4000 Legato Road, Suite 830

Fairfax, Virginia 22033

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 766-1412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Note Purchase Agreement

On May 21, 2012, Innolog Holdings Corporation (the “Company”) and Glen Hill Investments LLC (the “Investor”) entered into a Note Purchase Agreement (“Note Purchase Agreement”) pursuant to which the Company agreed to issue and sell, and the Investor agreed to purchase, up to $6,000,000 in aggregate principal amount of Convertible Promissory Notes (the “Notes”). The Note Purchase Agreement contains customary representations, warranties and agreements by the Company. The Investor also received warrants, exercisable until May 31, 2017, to purchase shares of the Company’s common stock (“Common Stock”). The Company and Investor also entered into a Security Agreement (“Security Agreement”) to provide collateral for the Notes. The Notes are also secured by a pledge of stock owned by the Company’s directors.

The Investor also has a right of first refusal pursuant to which (a) at least 15 days prior to selling or issuing any additional Note, the Company shall deliver a written notice (the “Preemptive Rights Notice”) to the Investor that discloses the principal amount of any Notes that the Company proposes to sell and (b) within ten days of delivery of the Preemptive Rights Notice or such earlier period approved in writing by the Investor, the Investor shall serve notice on the Company indicating whether or not it elects to purchase such Notes. The Note Purchase Agreement also requires the Company’s directors and certain investors to enter into a Voting Agreement which will enable the Investor to appoint one director to the Company’s Board of Directors.

The foregoing description of the Note Purchase Agreement and the other agreements described below (the “Transaction Documents”) does not purport to be complete and is qualified in its entirety by reference to the copies of the Transaction Documents which are included as exhibits to this Current Report on 8-K and are incorporated into this Item by reference.

Convertible Promissory Notes

The Company issued and completed the sale to the Investor of a Note equal to $1,750,000. The Note matures on May 31, 2017 (“Maturity Date”) and bears interest at a rate of 6.0% per annum, payable on the Maturity Date. The Note will be convertible into shares of Series B Convertible Preferred Stock of the Company, par value $0.001 per share (“Series B Preferred Stock”) for so long as the Note is outstanding; provided, however, the conversion rights will expire upon the listing of the Company’s common stock on the NASDAQ or American Stock Exchange. The effective conversion rate for this Note shall be one share of Series B Preferred Stock for each $1.00 of outstanding principal plus accrued but unpaid interest through the date of conversion. This conversion rate will be adjusted upon the occurrence of any split, combination or other similar recapitalization with respect to the Company’s Series B Preferred Stock.

Warrant

The Investor also received warrants, exercisable until May 31, 2017, to purchase the number of shares of common stock of the Company (“Warrant Shares”) equal to the product obtained by multiplying the Investor’s Loan Amount by five (equal to 8,750,000 shares), with a per share exercise price of $0.069, equal to the average market closing price for the Company’s common stock as determined for the thirty-day period ending two business days prior to the date of the note purchase (a “Closing”). The number of Warrant Shares will be appropriately adjusted upon the occurrence, prior to the issuance of such Warrant, of any stock dividend, stock split, combination or the like with respect to the Company’s common stock.

Security Agreement

The Company and Investor also entered into a Security Agreement (the “Security Agreement”) pursuant to which the Company granted, and the Company shall cause its subsidiary, Innovative Logistics Techniques, Inc. (“Innovative Logistics”), to grant, a continuing security interest (“Security Interest”) in the Collateral (as defined herein) to secure all obligations and performance of each of the Company’s duties under the Notes and any related documentation. “Collateral” shall include all accounts, chattel paper, deposit accounts and cash, documents, equipment; general intangibles goods, instruments, intellectual property, inventory, investment property, letter-of-credit rights and all proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing. The Security Interest will be pari passu with the security interest granted under the Confessed Judgment Promissory Note between the Company, Innovative Logistics and eight individual lenders dated March 31, 2009.

Rights Agreement

The Company and Investor also entered into a Rights Agreement (the “Rights Agreement”) pursuant to which the Company granted piggyback registration rights to the Investor for (i) shares of Common Stock issued or issuable pursuant to the conversion of the Notes and the Shares or upon exercise of the Warrants and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference.

At the Closing, the Company received gross proceeds of $1,750,000, including the conversion of $1,700,000 of existing notes into the Notes.

The securities offered and described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The issuance of the securities in the transaction described above will be effected without registration under the Securities Act in reliance on Section 4(2) thereof or Rule 506 of Regulation D thereunder based on the status of the Investor as an accredited investor as defined under the Securities Act, and such transaction will be effected without using any form of general advertising or general solicitation as such terms are used in Regulation D.

Item 5.03. Amendment to Articles of Incorporation as Bylaws; Change of Fiscal Year; Amendment to Articles of Incorporation as Bylaws; Change of Fiscal Year.

On May 25, 2012, the Company’s Board of Directors approved and the Company filed a Certificate of Designation with the Secretary of State of Nevada fixing the rights, preferences and restrictions of the Series B Preferred Stock (the “Certificate of Designation”). The Certificate of Designation designates 7,800,000 shares of the Company’s preferred stock as Series B Preferred Stock. Each share of outstanding Series B Preferred Stock is entitled to a dividend equal to equal to 6% of the Company’s Net Income (as defined in the Certificate of Designation) divided by the number of shares of Series B Preferred Stock outstanding as of the date of the Company’s year end audited financial statements of the Company or conversion of the Series B Preferred Stock (the “Annual Dividend”). The Annual Dividend can be paid in cash or in additional shares of Series B Preferred Stock valued at the Original Issue Price. The holders of Series B Preferred Stock are entitled to a preferential liquidating distribution upon the sale or liquidation of the Company. The Series B Preferred Stock may be converted at any time, in whole or in part, into shares of Common Stock at an initial conversion price designated in the Note Purchase Agreement (the “Conversion Price”). The Conversion Price is currently equal to $0.076 and is subject to proportionate adjustment in the case of stock splits, combinations or other recapitalization events. The Series B Preferred Stock is subject to mandatory conversion to Common Stock at the Conversion Price (i) upon the listing of the Common Stock of the Company on the NASDAQ or American Stock Exchange or (ii) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series B Preferred Stock then outstanding (voting as a single class and on an as-converted basis), which request must be approved in writing by each Major Holder. A “Major Holder” shall mean each holder, which together with its Affiliates, holds in the aggregate at least 1,000,000 shares of Series B Preferred Stock (as adjusted for any subsequent stock splits, stock dividends, combinations and the like with respect to the Series B Preferred Stock), if any.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Name and/or Identification of Exhibit

3.1	Certificate of Designation for Series B Preferred Stock
10.1	Note Purchase Agreement, dated May 21, 2012
10.2	Convertible Promissory Note, dated May 21, 2012
10.3	Warrant, dated May 21, 2012
10.4	Security Agreement, dated May 21, 2012
10.5	Rights Agreement, dated May 21, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2012	INNOLOG HOLDINGS CORPORATION

	By:	/s/ William Danielczyk
William Danielczyk
Executive Chairman